EXHIBIT 6.1



     Distribution Agreement between DEVCAP Trust and CBIS Financial Services



                                  DEVCAP TRUST
                       207 East Buffalo Street, Suite 400
                           Milwaukee, Wisconsin 53202


                                                              November 25, 1997

CBIS Financial Services, Inc.
675 3rd Avenue
31st Floor
New York, NY 10017-5704

                             DISTRIBUTION AGREEMENT
                             ----------------------

Dear Ladies and Gentlemen:

         This is to confirm that, in consideration of the agreement hereinafter contained, DEVCAP Trust (hereinafter called the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts and engaged in the business of an open-end management investment company, has agreed that you shall be, for the period of this agreement, the principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended (the "1940 Act")) and distributor of (a) shares of each series of the Trust set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Schedule, shares of the Trust. For the purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Trust's authorized shares. Accordingly, the Trust hereby agrees with you as follows:

I.       REGISTRATION AND SALE OF ADDITIONAL SHARES

         The Trust will from time to time use its best efforts to register under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act, such number of Shares not already so registered as you may reasonably be expected to sell on behalf of the Trust. The Trust will take such action as may be necessary from time to time to qualify Shares so registered for sale by you or the Trust in any states mutually agreeable to you and the Trust, and to maintain such qualification. This Agreement relates to the issue and sale of Shares that are duly authorized and registered and available for sale by the Trust, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Trust sees fit to sell them.




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II.      SALE AND REPURCHASE OF SHARES

         Subject to the provisions of paragraphs IV and VI hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Trust's applicable prospectus or statement of additional information, you are authorized to sell, as agent on behalf of the Trust, Shares authorized for issue and registered under the 1933 Act. You may also purchase as principal Shares at net value for resale to the public or qualified retail dealers with whom you may enter into dealer agreements. Such sales will be made by you on behalf of the Trust by accepting unconditional orders to purchase Shares placed with you by Investors and such purchases will be made by you only after acceptance by you of such orders. The sales price to the public of Shares shall be the public offering price as defined in paragraph V hereof. You shall receive and may retain all or any portion of the sales load imposed on sales of Shares and not reallowed to dealers. You are authorized to purchase Shares of the Trust presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Trust's applicable prospectus.

III.     SOLICITATION OF ORDERS

         (A) The Representatives will use their respective best efforts (but only in states in which you may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Trust and registered under the 1933 Act, provided that you may in your discretion refuse to accept orders of Shares from any particular applicant. "Representative" shall mean any individual who is a registered representative of CBIS Financial Services, Inc. whose primary responsibility is the offer and sale of Shares of the Trust. The parties hereto agree that as of the date hereof there shall be no more than one Representative. During the term of this Agreement, the number and identity of the Representatives shall be as mutually agreed in writing from time to time by the parties hereto.

         (B) In consideration for the services to be rendered by the Distributor under this Agreement, the Trust agrees to pay the Distributor an annual fee of up to $10,000, such fee to be payable quarterly in advance, no later than the first business day of each calendar quarter during the term of this Agreement. The specific amount of such fee shall be as agreed from time to time by the parties hereto. Such fee shall be prorated for any partial calendar quarter during the term of the Agreement.

IV.      SALE OF SHARES BY THE TRUST

         Unless you are otherwise notified by the Trust, any right granted to you to accept orders for Shares or to make sales on behalf of the Trust or to purchase Shares for resale will not apply to (i) Shares issued in connection with the merger or consolidation of any other

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         investment  company with the Trust or its  acquisition,  by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding Shares of any such company and (ii) Shares that may be offered by the Trust to shareholders of the Trust by virtue of their being such shareholders.

V.       PUBLIC OFFERING PRICE

         All Shares sold to investors by you will be sold at the public offering price. The public offering price for all accepted subscriptions will be
         (i) the net asset value per Share, next determined, in the manner provided in the Trust's registration statements as from time to time in effect under the 1933 Act and the 1940 Act, after the order is accepted by you plus (ii) the applicable sales charge, if any.

VI.      SUSPENSION OF SALES

         If and whenever the determination of net asset value is suspended and until such suspension be terminated, no further order for Shares shall be accepted by you except unconditional orders placed with you before you had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and your authority to accept orders for Shares on behalf of the Trust if, in the judgment of a majority of the Board of Trustees or a majority of the Executive Committee of such Board, if such body exists, it is in the best interests of the Trust to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no Shares will be sold by you on behalf of the Trust while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by you before you had knowledge of the suspension.

VII.     EXPENSES

         A. The Trust will pay (or will enter into arrangements providing that parties other than you will pay) all fees and expenses:

                  (1) in connection with the preparation, setting in type and filing of any registration statement (including a prospectus and statement of additional information) under the 1933 Act or the 1940 Act, or both, and any amendments or supplements thereto that may be made from time to time;

                  (2) in connection with the registration and qualification of Shares for sale in the various jurisdictions in which the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust as a broker or dealer or any officer of the Trust or other person as agent or salesman of the Trust in any such jurisdictions);

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                  (3)      of preparing,  setting in type,  printing and mailing
                           any notice, proxy statement, report, prospectus or other communication to shareholders of the Trust in their capacity as such or prepared for your use in connection with the offering of shares to the public;

                  (4) of preparing, setting in type, printing and mailing prospectuses annually, and any supplements thereto, to existing shareholders;

                  (5) of preparing, setting in type, printing and mailing any other literature used by you in connection with the offering of Shares to the public;

                  (6) of advertising in connection with the offering of Shares to the public;

                  (7) in connection with the issue and transfer of Shares resulting from the acceptance by you of orders to purchase Shares placed with you by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a prospectus included with the confirmation of such orders;

                  (8)      of any issue taxes or any initial transfer taxes;

                  (9) of WATS (or equivalent) telephone lines used by investors or shareholders who request information relating to the Trust;

                  (10) of wiring funds in payment of Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

                  (11) of the cost of printing and postage of business reply envelopes sent to Trust shareholders or prospective investors;

                  (12) of one or more CRT terminals connected with the computer facilities of the transfer agent;

                  (13) permitted to be paid or assumed by the Trust pursuant to a plan (the "12b-1 Plan") (attached as Exhibit 1 hereto and incorporated by reference), adopted by the Trust in conformity with the requirements of Rule 12b-1 under the 1940 Act ("Rule 12b-1") or any successor rule, notwithstanding any other provision to the contrary herein; and

                  (14) of the expense of setting in type, printing and postage of the periodic newsletter to shareholders.

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                  The Trust will  perform  (or will  enter  into an  arrangement providing that parties other than you will perform) each of the tasks set forth in this Section VII(A).

         B. You shall pay or arrange for the payment of all fees and expenses:

                  (1) incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, partners, trustees, agents or representatives and the Representatives under Federal and state laws; and

                  (2)      the compensation paid to the Representatives.

                  The parties agree that initially and until mutually agreed in writing by the parties hereto, there shall be no expenses that shall be borne both by and allocated between CBIS Financial Services and the Trust. Except as expressly set forth in
                  Section VII(B), none of the expenses incurred by the Representatives in connection with the offer and sale of Shares of the Trust shall be borne by you. Any expenses which are to be allocated between you and the Trust shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

VIII.    CONFORMITY WITH LAW

         You agree that in selling Shares you will duly conform in all respects with the laws of the United States and any state in which Shares may be offered for sale by you pursuant to this Agreement and to the rules and regulations of the National Association of Securities Dealers, Inc., of which you are a member. The Trust shall afford the Distributor the opportunity to review and approve advertising materials related to the Trust prior to their use.

IX.      INDEPENDENT CONTRACTOR

         You shall be an independent contractor and neither you nor any of your officers or employees is or shall be an employee of the Trust in the performance of your duties hereunder. You shall be responsible for your own conduct and the employment, control and conduct of your agents and employees and for injury to such agents or employees or to others through your agents or employees. You assume full responsibility for your agents and employees under applicable statutes and agree to pay all employee taxes thereunder provided however, that is it understood and agreed that each Representative will be an independent contractor, and not an employee of, CBIS Financial Services, Inc. "Representative" shall mean any individual who is a registered representative of CBIS Financial Services, Inc. whose primary responsibility is the offer and sale of Shares of the Trust. The parties hereto agree that as of the date hereof there shall be no more than one Representative. During the term of this Agreement, the number and identity of the

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         Representatives  shall be as  mutually  agreed in writing  from time to time by the parties hereto.

X.       INDEMNIFICATION

         You agree to indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust or such Trustees, officers, or controlling persons may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by you or any of your employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished in writing to the Trust by you for inclusion in such documents, or (iii) may be incurred or arise by reason of your acting as the Trust's agent instead of purchasing and reselling Shares as principal in distributing Shares to the public; provided, however, that in no case (i) is your indemnity in favor of a Trustee or officer or any other person deemed to protect such Trustee or officer or other person against any liability to which any such person would otherwise be subject by reason of wilful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) are you to be liable under your indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Trust or any person against whom such action is brought otherwise than on account of your indemnity agreement contained in this paragraph. You shall be entitled to participate, at your own expense, in the defense, or, if you so elect, to assume the defense of any suit brought to enforce any such liability, but if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to the Trust, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that you elect to assume the defense of any such suit and retain such counsel, the Trust, such officers and Trustees or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense of any such suit, you will reimburse the Trust, such officers and Trustees or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. You agree promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of Shares.

         The Trust agrees to indemnify and hold harmless you and each of your partners and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which you or such partners, officers or controlling person may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any other statute, or common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of its employees or representatives, or the Representatives or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished in writing to you by the Trust for inclusion in such documents; provided, however, that in no case (i) is the Trust's indemnity in favor of a partner or officer or any other person deemed to protect such partner or officer or other person against any liability to which any such person would otherwise be subject by reason of wilful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against you or any such partner, officer or controlling person unless you or such partner, officer or controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such partner, officer or controlling person (or after you or such partner, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to you, your partners, officers or controlling person or persons, defendant or defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such counsel, you, your partners, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse you or such partners, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable

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         fees and  expenses of any counsel  retained by them.  The Trust  agrees promptly to notify you of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

XI.      AUTHORIZED REPRESENTATIONS

         The Trust is not authorized to give any information or to make any representations on behalf of you other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.

         You are not authorized to give any information or to make any representations on behalf of the Trust or in connection with the sale of Shares other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement may be amended or supplemented from time to time. No person other than you is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Trust.


XII.     REPRESENTATIONS BY DISTRIBUTOR

         You represent that you are a broker-dealer in good standing registered with the Securities and Exchange Commission under Section 15 of the Securities and Exchange Act of 1934, as amended (the "1934 Act") and with all state securities commissioners in such states in which such registration is required due to your duties under this Agreement. In your capacity as distributor of the Shares, all activities by you and your directors, officers, agents, and employees shall comply in all material respects with all applicable laws, rules and regulations, including without limitation, the 1940 Act, all rules and regulations promulgated by the Securities and Exchange Commission thereunder and all rules and regulations adopted by any securities association registered under the 1934 Act.

         You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. and will remain a member in good standing for the duration of this agreement.



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XIII.    DURATION AND TERMINATION OF THIS AGREEMENT

         This Agreement shall remain in effect until November 25, 1998 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested person of you or of the Trust and have no direct or indirect financial interest in the operation of the 12b-1 Plan or in this or any other agreement related to the 12b-1 Plan (the "12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and by vote of the Board of Trustees or of a majority of the outstanding voting securities of the Trust. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by a majority of the 12b-1 Trustees, by a vote of a majority of the outstanding voting securities of the Trust, or by you. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph XIII, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person", "assignment" and "majority of the outstanding voting securities"), as modified by any applicable order of the Securities and Exchange Commission, shall be applied.

XIV.     AMENDMENT OF THE AGREEMENT

         No provisions of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and approved by a majority of the 12b-1 Trustees. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If you should at any time request that a change be made in the Trust's Agreement and Declaration of Trust or By-laws or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member relating to the sale of units or the Trust, and the Trust should not make such necessary change within a reasonable time, you may terminate this Agreement forthwith.

XV.      GOVERNING LAW

         This Agreement shall be governed and construed in accordance with the laws of the State of Massachusetts.


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XVI.     MISCELLANEOUS

         You shall have no other duties in connection with the offer and sale of the shares than those expressly set forth in this Agreement. The captions in this Agreement are included for convenience of reference only and in no way define or default any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name DEVCAP Trust is the designation of the Trustees for the time being under an Agreement and Declaration of Trust dated September 15, 1995, as amended from time to time, and all persons dealing with the Trust must look solely to the property of the Trust for enforcement of any claims against the Trust as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No series of the Trust shall be liable for any claims against any other series of the Trust.



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If you are in agreement with the  foregoing,  please sign the form of acceptance in the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract.


                                Very truly yours,

                                    DEVCAP TRUST



                                    By: /s/ Joseph N. St. Clair
                                        -----------------------
                                        Joseph N. St. Clair

                                    As  Trustee  pursuant  to an  Agreement  and
                                    Declaration   of  Trust  on  file  with  the
                                    Secretary    of    The    Commonwealth    of
                                    Massachusetts and not individually.


The foregoing Agreement is
hereby accepted as of the date
hereof.

CBIS FINANCIAL SERVICES, INC.


By: /s/ Brother Michael W. O'Hern
    -----------------------------
    Brother Michael W. O'Hern

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                                   SCHEDULE 1


Name of Series
--------------

DEVCAP Shared Return Fund

                                    EXHIBIT 1


                          Distribution and Service Plan